NOTICE TO SECTION 16 INSIDERS FROM BOSTONFED BANCORP, INC.

      This notice is to inform you that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in BostonFed Bancorp, Inc. common stock or derivatives during the blackout period when participants in the Boston Federal Savings Bank Employees' Savings & Profit Sharing Plan (the "Plan") are suspended from directing or diversifying assets in the BostonFed Bancorp, Inc. Stock Fund and the employee stock ownership plan in order to allow the Plan's recordkeeper to process participant merger consideration election forms in connection with the merger of BostonFed Bancorp, Inc. with and into Banknorth Group, Inc. This trading restriction does not include gifts.

      The blackout period for Section 16 insiders will begin on January 13, 2005 and will end on the day of the closing of the merger between Banknorth Group, Inc. and BostonFed Bancorp, Inc. pursuant to the Agreement and Plan of Merger, dated as of June 20, 2004.

      If you have any questions concerning this notice, please contact:

                              Mr. John A. Simas
                              BostonFed Bancorp, Inc.
                              17 New England Executive Park
                              Burlington, Massachusetts 01803
                              Telephone: (781) 221-6307